United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

STEC, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

(e)

On March 14, 2011, STEC, Inc. (the “Company”) approved an amendment and restatement of the Severance and Change in Control Agreements entered into on February 22, 2010 with each of Manouch Moshayedi, the Company’s Chief Executive Officer; Mark Moshayedi, the Company’s President, Chief Operating Officer, Chief Technology Officer and Secretary; and Raymond Cook, the Company’s Chief Financial Officer (as amended and restated, the “Amended and Restated Severance and Change in Control Agreements”). The key difference between the Amended and Restated Severance and Change in Control Agreements and the original agreements is that upon a termination of employment without cause or for good reason within eighteen (18) months following a change in control (i) each executive’s outstanding equity awards will accelerate in full, regardless of whether the successor corporation assumes the awards or replaces the awards with a qualifying cash incentive program, and (ii) each executive will be entitled to the payment of his target annual bonus (or, if a target bonus has yet to be established for the fiscal year in which the termination occurs, the executive’s target bonus for the prior fiscal year), rather than pro-rated annual bonus.

On that same date, the Company also terminated its existing Severance and Change in Control Agreement and entered into a new Severance and Change in Control Agreement with Robert Saman, the Company’s General Counsel and Assistant Secretary (the “Saman Agreement”). The Saman Agreement has an initial term of four years and is subject to automatic one-year extensions unless the Company gives notice of its intent to not renew at least sixty (60) days prior to the expiration of the then-current term.

Under the Saman Agreement, if the Company terminates Mr. Saman’s employment without “cause” or if Mr. Saman terminates his employment for “good reason” (each, as defined in the Saman Agreement), in exchange for a general release and waiver of claims against the Company, the Company will provide Mr. Saman with a lump sum severance payment, in cash, equal to twelve (12) months of Mr. Saman’s then-current annual base salary; and the continuation of group medical and group dental plan coverage for twelve (12) months after the termination date as well as certain Company-paid COBRA benefits.

If there is a “change in control” (as defined in the Saman Agreement) of the Company and within eighteen (18) months following such change in control the Company terminates Mr. Saman without cause or if Mr. Saman terminates his employment for good reason, he will be entitled to receive (i) the same benefits as described above, subject to his signing a general release and waiver of claims against the Company, (ii) the payment of his target annual bonus (or, if a target bonus has yet to be established for the fiscal year in which the termination occurs, his target bonus for the prior fiscal year), and (iii) accelerated vesting of all outstanding equity awards held by him on the termination date.

The summary of the Amended and Restated Severance and Change in Control Agreements and the Saman Agreement contained in this Item 5.02(e) is qualified in its entirety by reference to the Amended and Restated Severance and Change in Control Agreements and the Saman Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated by reference to this Item 5.02(e) in their entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1†	Form of Severance and Change in Control Agreement, effective February 22, 2010 (amended and restated March 14, 2011), entered into between the Registrant and Manouch Moshayedi and between the Registrant and Mark Moshayedi

10.2†	Severance and Change in Control Agreement, effective February 22, 2010 (amended and restated March 14, 2011), entered into between the Registrant and Raymond Cook

10.3†	Severance and Change in Control Agreement, effective March 14, 2011, entered into between the Registrant and Robert M. Saman

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

By:	/s/ ROBERT M. SAMAN
Robert M. Saman
General Counsel

Date: March 18, 2011